As filed with the Securities and Exchange Commission on October 6, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Florida	59-3305930
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
1000 Darden Center Drive
Orlando, Florida 32837
(407) 245-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew R. Broad, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Darden Restaurants, Inc.
1000 Darden Center Drive
Orlando, Florida 32837
(407) 245-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
Dee Ann Dorsey, Esq.
Hunton & Williams LLP
200 Park Avenue - 52nd Floor
New York, NY 10166
(212) 309-1174
_________________

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.☐

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee
Debt Securities	(1)

(1)    The Registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee relating to the registration of debt securities hereby. Any registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS
DARDEN RESTAURANTS, INC.
Debt Securities
________________________________________
We may offer and sell from time to time, in one or more series, unsecured debt securities described in this prospectus, which may consist of notes, debentures or other evidences of indebtedness, in one or more offerings.
We may offer and sell these debt securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus or a term sheet will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers.
We will provide the specific terms of these debt securities in a prospectus supplement or term sheet. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement or term sheet. You should read this prospectus and prospectus supplement or term sheet carefully before you invest.
Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus.
________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________________________
The date of this prospectus is October 6, 2016.

TABLE OF CONTENTS
________________
_______________________
All references in this prospectus to “Darden,” “we,” “us,” “our” and “our company” are to Darden Restaurants, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Olive Garden®, LongHorn Steakhouse®, The Capital Grille®, Yard House®, Seasons 52®, Bahama Breeze®, Eddie V’s Prime Seafood® and Wildfish Seafood Grille® (collectively “Eddie V’s”) are our trademarks.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may sell the debt securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the debt securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information About Darden.”
This prospectus provides you with a general description of the debt securities we may offer. Each time we sell any of these debt securities, we will provide one or more prospectus supplements or term sheets containing specific information about the terms of that offering. The prospectus supplements or term sheets may also add, update or change information contained in this prospectus. If information in the prospectus supplement or term sheets is inconsistent with the information in this prospectus, then the information in the prospectus supplement or term sheets will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information About Darden” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or term sheet. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or term sheet, as well as information we previously filed or subsequently file with the SEC that is incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since the date of that information.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

i

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement or term sheet and the documents incorporated by reference in this prospectus or any prospectus supplement or term sheet may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Darden Restaurants, Inc. and its subsidiaries. Statements preceded by, followed by or that include words “believe,” “will,” “expect,” “intend,” “estimate,” “project, “outlook” and similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement or term sheet and the documents incorporated by reference in this prospectus and any applicable prospectus supplement or term sheet. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

ii

DARDEN RESTAURANTS, INC.
Darden Restaurants, Inc. is the world’s largest company-owned and operated full service restaurant company, and served over 334 million meals in fiscal 2016. As of May 29, 2016, we owned and operated through subsidiaries 1,536 restaurants in the United States and Canada. In the United States, we operated 1,530 restaurants in all 50 states, including 837 Olive Garden®, 481 LongHorn Steakhouse®, 54 The Capital Grille®, 65 Yard House®, 37 Bahama Breeze®, 40 Seasons 52®, 13 Eddie V’s Prime Seafood®, and three Wildfish Seafood Grille® restaurants. In Canada, we operated six Olive Garden restaurants. We own and operate all of our restaurants in the United States and Canada through subsidiaries, except for three restaurants located in Florida and three restaurants in California that are owned jointly by us and third parties, and managed by us, and eight franchised restaurants, including six franchised LongHorn Steakhouse restaurants in the San Antonio, Texas area and two franchised airport restaurants. None of our restaurants in Canada are franchised. Of our 1,536 restaurants in the United States and Canada open on May 29, 2016, 1,449 were located on leased sites. As of May 29, 2016, we also had 50 restaurants operated internationally by independent third parties pursuant to area development and franchise agreements, including three Olive Garden restaurants and seven LongHorn Steakhouse restaurants in Puerto Rico, five Olive Garden restaurants and two LongHorn Steakhouse restaurants in the Middle East region, 19 Olive Garden restaurants, one LongHorn Steakhouse restaurant and one The Capital Grille restaurant in the Central and South American region, and two Olive Garden restaurants and two LongHorn Steakhouse restaurants in Malaysia.

Darden Restaurants, Inc. is a Florida corporation incorporated in March 1995, and is the parent company of GMRI, Inc., also a Florida corporation. GMRI, Inc. and certain other of our subsidiaries own and operate our restaurants. GMRI, Inc. was originally incorporated in March 1968 as Red Lobster Inns of America, Inc. We were acquired by General Mills, Inc. in 1970 and became a separate publicly held company in 1995 when General Mills distributed all of our outstanding stock to the stockholders of General Mills. Our principal executive offices and restaurant support center are located at 1000 Darden Center Drive, Orlando, Florida 32837, telephone (407) 245-4000.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K filed with the SEC, as may be updated from time to time in our Quarterly Reports on Form 10-Q, and other of our filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement or term sheet applicable to each series of debt securities we offer might contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement or term sheet.

USE OF PROCEEDS

Unless the applicable prospectus supplement or term sheet states otherwise, we will use the net proceeds we receive from the sale of the debt securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of acquisitions. The prospectus supplement or term sheet relating to a particular offering of debt securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the indenture described below. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Darden” for information on how to obtain copies.

A prospectus supplement or term sheet will describe the specific terms of any particular series of debt securities offered under that prospectus supplement or term sheet, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to investing in those debt securities.

In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement or term sheet, known as a pricing supplement.

General
We will issue the debt securities in one or more series under the indenture dated as of January 1, 1996 between us and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee. The indenture does not limit the amount of debt securities that we may issue under it at any time. We may issue additional debt securities under the indenture in one or more series from time to time with terms different from those of other debt securities already issued under the indenture.
Ranking
The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other current and future unsecured and unsubordinated debt. The debt securities will be effectively subordinated to all of our secured debt (as to the collateral pledged to secure this debt). In addition, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and other obligations at the subsidiary level because, as the common stockholder of our direct and indirect subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. Except as described under the section entitled “— Some Restrictive Covenants” below, the indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.
Terms
The prospectus supplement or term sheet, including any separate pricing supplement, relating to a series of debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

▪	the title of the offered debt securities;

▪	any limit on the aggregate principal amount of the offered debt securities;

▪	the person to whom interest is payable, if other than the person in whose name it is registered as of the record date for payment of interest;

▪	the date or dates on which the offered debt securities will mature and any rights of extension;

▪	the annual rate or rates, if any, which may be fixed or variable, at which the offered debt securities will bear interest, or the method by which such rate or rates will be determined;

▪	the date from which interest will accrue, the interest payment date or dates and the regular related record date or dates;

▪	the place or places where the principal, premium, if any, and interest on the offered debt securities will be payable;

▪
the period or periods, if any, within which and the price or prices at which the offered debt securities may be redeemed, under any redemption provisions, at our option, and other detailed terms of the optional redemption provisions;

▪
our obligation to redeem or purchase the offered debt securities under any sinking fund, or at your option, and the terms and conditions under which the offered debt securities may be redeemed or purchased, in whole or in part, under this obligation;

▪	if other than in denominations of U.S. $1,000 or multiples of U.S. $1,000, the denominations in which the offered debt securities will be issued;

▪	any index or formula used to determine the amount of principal, premium, if any, or interest payable on the offered debt securities;

▪
the currency or currency units in which the offered debt securities are denominated, and principal and interest may be payable, and for which the debt securities may be purchased, if other than in U.S. dollars;

▪
if the principal, premium, if any, or interest paid on the offered debt securities are specified or payable at our option or at yours, in a currency other than U.S. dollars, whether and under what terms and conditions this election can be made and the amount payable, or the manner in which this amount is determined;

▪	if other than the principal amount of the offered debt security, the portion of the principal payable at acceleration of the offered debt securities following an event of default;

▪
if the principal amount payable at maturity of the offered debt securities will not be determinable as of any date prior to maturity, the principal amount of offered debt securities at that date, including the principal amount deemed outstanding as of any date prior to maturity, or in any case, the manner in which this amount is determined;

▪	if the offered debt securities are not defeasible as described under the section entitled “— Defeasance” below;

▪
whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or debt securities and the circumstances under which you may exchange any global security for debt securities registered in the name of an entity other than the depositary or its nominee, and under which any transfer of the global security may be registered to such an entity;

▪	any event of default or covenant related to the offered debt securities of a particular series, if not specified in this prospectus; and

▪	any other terms of the offered debt securities that will not conflict with the provisions of the indenture.
Unless the applicable prospectus supplement or term sheet specifies otherwise, we will issue the debt securities in fully registered form denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000. We may issue the offered debt securities in the form of one or more global certificates, as described below under the section entitled “— Global Securities.”
Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.
We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement or term sheet relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement or term sheet relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.
The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement or term sheet relating to those debt securities.
Exchange, Registration and Transfer
You may exchange debt securities of any series that are not global securities for other registered securities of the same series and of like aggregate principal amount in different authorized denominations. Transfers and exchanges may be made without service charge and after payment of any taxes or other governmental charges as described in the indenture. We have appointed the trustee as security registrar as provided under the indenture. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described under the section entitled “— Global Securities” below.
Payment and Paying Agent
Unless the applicable prospectus supplement or term sheet specifies otherwise, we will pay the principal, premium, if any, and interest on the offered debt securities at the principal corporate trust office of the trustee, and the trustee will act as paying agent for the offered debt securities. In addition, unless the applicable prospectus supplement or term sheet specifies otherwise, and with the exception of global securities, we may, at our option, pay interest by check mailed to the address of the person entitled to it, as it appears on our security register.
Global Securities
We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.
Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole

▪	by the applicable depositary to a nominee of the depositary;

▪	by any nominee to the depositary itself or another nominee; or

▪	by the depositary or any nominee to a successor depositary or any nominee of the successor.
We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement or term sheet. We anticipate that the following provisions will generally apply to depositary arrangements for the offered debt securities.
Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement or term sheet and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.
As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in limited circumstances, owners of beneficial interests in a global security:

▪	will not be entitled to have the global security or any of the underlying debt securities registered in their names;

▪	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

▪	will not be considered to be the owners or holders under the indenture relating to those debt securities.
All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our or the trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.
Some Restrictive Covenants
Unless the applicable prospectus supplement or term sheet specifies otherwise, the debt securities will be subject to certain restrictive covenants described below. These covenants apply to us and to certain of our subsidiaries but do not apply to our subsidiaries that are not corporations. Any additional restrictive covenants applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.
Limitations on Liens
Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any restricted subsidiary will incur, issue, assume or guarantee any debt secured by a lien on any principal property, of ours or of any restricted subsidiary, or on shares of capital stock or debt issued by any restricted subsidiary and owned by us or any restricted subsidiary, whether the principal property, shares or debt were owned on the date of the indenture or acquired after that date, without providing that the debt securities will be secured equally and ratably with all other debt also secured, as long as this debt is secured.
“Debt” means any obligation of ours or of any of our subsidiaries, or any obligation guaranteed by us or any of our subsidiaries to repay money borrowed, whether evidenced by bonds, debt securities, notes or similar instruments, and including reimbursement obligations related to commercial letters of credit, bankers’ acceptances or similar facilities.
“Lien” means, for any property or asset, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind related to that property or asset, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.
“Principal property” means all restaurant or related equipment and real property, in each case which is owned by us or a subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.
“Restricted subsidiary” means any subsidiary of ours which does not meet one of the following conditions:

▪
the greater portion of the operating assets is located, or the principal business is carried on, outside the United States and Canada, or which, during the 12 most recent calendar months, or shorter period elapsed since its organization, derived the major portion of its gross revenues from sources outside the United States or Canada;

▪	the principal business consists of financing or assisting in the financing of dealers, distributors or other customers to facilitate:

•	the acquisition or disposition of our products or of any of our subsidiaries, or

•	obtaining equipment or machinery used in this acquisition or disposition;

▪	the principal business consists of owning, leasing, dealing in or developing real property; or

▪	substantially all of the assets consist of securities of subsidiaries described in the first three bullet points above.
“Subsidiary” means a corporation in which we or one or more subsidiaries directly or indirectly own more than 50% of the outstanding voting stock. Voting stock is a stock which ordinarily has voting power for the election of directors, at all times or as long as no senior class of stock has this voting power due to a contingency.

The limitations on liens do not apply to:

▪	liens existing on the date of the indenture;

▪
liens on any principal property acquired, constructed or improved by us or any restricted subsidiary after the date of the indenture which are created or assumed at the time of, or within 180 days of the acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of the acquisition, construction or improvement;

▪
liens on property, shares of capital stock or debt existing at the time they are acquired by us whether by merger, consolidation, purchase, lease or some other method, including liens existing at the time that the corporation becomes a restricted subsidiary;

▪	liens in favor of us or any of our restricted subsidiaries;

▪
liens in favor of the state or federal government, any department, agency or subdivision of any state or federal government, or Canada or any political subdivision of Canada, to secure partial, progress, advance or other payments, to secure other contractual or statutory obligations, or to secure any debt incurred to finance the cost of acquiring, constructing or improving the property that is subject to the lien, including liens incurred in connection with pollution control, industrial revenue or similar financings;

▪
liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise if we disposed of the property within 180 days after the creation of these liens and if any debt secured by these liens will be without recourse to us or any subsidiary;

▪
liens imposed by law, including mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other liens arising in the ordinary course of business, or federal, state or municipal liens arising out of contracts for the sale of products or services by us or any restricted subsidiary, or deposits or pledges to obtain the release of any of these liens;

▪	pledges or deposits under workmen’s compensation or similar laws or under other circumstances;

▪
liens in connection with legal proceedings, including liens arising out of judgments or awards, contested in good faith by us or our restricted subsidiary, or liens incurred by us or our restricted subsidiary to obtain a stay or discharge in the course of legal proceedings;

▪	liens for taxes or assessments not yet due or delinquent, or which can be paid without penalty, or contested in good faith by appropriate proceedings;

▪	liens consisting of restrictions on the use of real property which do not interfere materially with the property’s use or value; or

▪
any extension, renewal or replacement, as a whole or in part, of any lien existing on the date of the indenture or of any lien referred to in the second, third and in the last six bullet points above. This extension, renewal or replacement lien must, however, be limited to all or part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced, plus improvements on the property, and the debt secured by the lien at that time must not be increased.

The limitations on liens also do not apply if at the time and after giving effect to any debt secured by a lien and any retirement of debt secured by a lien:

▪
the total amount of all existing debt secured by liens which could not have been incurred by us or our restricted subsidiary without equally or ratably securing the debt securities, and which is not subject to the exceptions described above, plus

▪	the attributable value of all sale and leaseback transactions entered into in reliance on the penultimate paragraph of the section titled “—Limitations on Sale and Leaseback Transactions”
does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

“Consolidated capitalization” means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by our consolidated balance sheet and the consolidated balance sheet of our subsidiaries, whether or not consolidated for accounting purposes.
Limitations on Sale and Leaseback Transactions
Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any of our restricted subsidiaries will enter into any sale and leaseback transaction involving the leasing for a period greater than three years of any principal property, unless either:

▪
we or our restricted subsidiary would be, at the time of entering into the sale and leaseback transaction, entitled, without equally and ratably securing the debt securities then existing, to incur, issue, assume or guarantee debt secured by a lien on the property, under the provisions described above in the section entitled “—Limitations on Liens;” or

▪	within 180 days after that sale or transfer, we apply to retire our funded debt, subject to credits for some voluntary retirements of funded debt, an amount equal to the greater of:

-	the net proceeds of the sale of the principal property sold and leased back under that arrangement, or

-	the fair market value of the principal property so sold and leased back.
This limitation will not apply to a sale and leaseback transaction between us and a restricted subsidiary, or between restricted subsidiaries, or involving the taking back of a lease for a period of less than three years.
“Funded debt” means notes, bonds, debt securities or other debt for money borrowed which by its terms matures at, or is extendible or renewable at the option of the lender to a date more than 12 months after the date of the creation of that debt.
This limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback:

▪	the attributable value of all sale and leaseback transactions existing at that time and which are not subject to the exceptions described above, plus

▪	the total amount of all existing debt secured by liens that we entered into in reliance on the penultimate paragraph of the section entitled “—Limitations on Liens”
does not exceed the greater of 10% of our consolidated net tangible assets or $250,000,000.
“Attributable value” means, for any sale and leaseback transaction, at the time of determination, the lesser of:

▪
the sale price of the principal property so leased, multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in sale and leaseback transaction and the denominator of which is the base term of such lease, and

▪
the total obligation, discounted to present value at the highest rate of interest specified by the terms of any series of debt securities then outstanding compounded semi-annually, of the lessee for rental payments, other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights, during the remaining portion of the base term of the lease included in that sale and leaseback transaction.

Events of Default
Events of default when used in the indenture, mean any of the following for a series of offered debt securities:

▪	failure to pay any interest on any debt security for 30 days after the interest becomes due;

▪	failure to pay the principal or premium, if any, on any debt security when due;

▪	failure to deposit any sinking fund payment on any debt security when due;

▪	failure to perform or breach of any other covenant in the indenture that continues for 60 days after written notice;

▪
a default under any bond, debt security, note or other debt for money borrowed by us, including a default related to debt securities of any series other than that series, or under any mortgage, indenture or instrument, including the indenture, under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by us, having an aggregate principal amount outstanding of at least $25,000,000, whether that debt now exists or is later created, which debt has become due and has not been paid, or whose maturity has been accelerated, and which debt has not been discharged or that acceleration has not been annulled within 10 business days after written notice as provided in the indenture;

▪	some events of bankruptcy, insolvency or reorganization; and

▪	any other event of default related to the debt securities of that series.
Any additional events of default applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.
If any event of default, other than an event of default described in the second to last bullet point above for any series, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of these debt securities as may be specified by their terms, of all of the debt securities of that series to be due and immediately payable.
If an event of default described in the sixth bullet point above occurs, the principal amount, or if any of the debt securities of that series are original issue discount securities, the portion of the principal amount of these debt securities as may be specified by their terms, will automatically become immediately due and payable, and without any declaration or other action on the part of the trustee or any holder.
The trustee is required, within 90 days after the occurrence of an event of default related to the debt securities of any series, to give to the holders of the debt securities of that series notice of the default that it actually knows of, if not cured or waived. However, except in the case of default in the payment of principal, premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities of that series. In addition, the notice will not be given until 30 days after the occurrence of an event of default related to the debt securities of any series in the performance of a covenant in the indenture other than for the payment of the principal, premium, if any, or interest on any debt security of that series or the deposit of any sinking fund payment with respect to the debt securities of that series.
At any time after a declaration of acceleration of any debt securities of a series is made, but before the trustee has obtained a judgment for payment of money, the holders of a majority in aggregate principal amount of the existing debt securities of that series may, under some circumstances, rescind this acceleration.
The indenture contains provisions entitling the trustee to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indenture at the request of those holders. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, related to the debt securities of that series.

The holder of debt securities will not have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or trustee for any other remedy under the indenture, unless:

▪	the holder has previously given to the trustee written notice of a continuing event of default related to the debt securities of that series;

▪
holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute the proceeding and the holders have offered reasonable indemnity; and

▪
the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series instructions which conflict with that request, within 60 days after the notice, request and offer.

The indenture requires us to file annually with the trustee a certificate executed by two of our officers, indicating whether such officers have knowledge of any default under the indenture.
The right of any holder to receive payment of the principal, premium, if any, and interest on the debt securities or to institute a legal proceeding cannot be impaired without the holder’s consent.
Modification and Waiver
With the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification or amendment, voting as one class, we and the trustee may execute supplemental indentures modifying or amending the indenture or any supplemental indenture.
Without the consent of the holder of each debt security affected by the modification, we may not:

▪	change the maturity of, the principal of, or any installment of principal or interest on any debt security;

▪	reduce the principal amount of the debt security;

▪	reduce the rate of interest on the debt security;

▪	reduce any premium payable at redemption of the debt security;

▪	reduce the amount of the principal of an original issue discount security due or any other security due at acceleration of maturity;

▪	change the place of payment, or coin or currency in which the principal, premium, if any, or interest on any debt security is payable;

▪	impair the right to institute suit for the enforcement of any payment on or after maturity, or in the case of redemption or repayment, on or after the redemption or repayment date;

▪	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture;

▪	reduce the percentage of outstanding debt securities necessary to waive compliance with some provisions of the indenture or for waiver of some defaults; or

▪	modify the foregoing requirements.
The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive, for that series, our compliance with some provisions of the indenture.
The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture for the debt securities of that series, except a default:

▪	in the payment of principal, premium, if any, or interest on any debt security, or

▪	related to a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.
The indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action as of any date:

▪	the principal amount of an original issue discount security deemed outstanding will be the amount of the principal of the original issue discount security due at acceleration of maturity to that date;

▪
if, as of that date, the principal amount payable at the maturity of a debt security cannot be determined, the principal amount of the debt security deemed outstanding will be the amount determined under a board resolution and specified in an officers’ certificate, or determined in one or more supplemental indentures, prior to the issuance of the debt securities;

▪
the principal amount of a debt security denominated in one or more foreign currencies or currency units deemed outstanding will be the U.S. dollar equivalent, determined as of that date as described in the previous bullet point, of the principal amount of the debt security, or in the case of a debt security described in either of the first two bullet points, of the amount determined as described in that bullet point above; and

▪
debt securities owned by us or any other obligor on the debt securities, or any affiliates of ours or of any obligor, will be disregarded and deemed not to be outstanding, except that in determining whether the trustee will be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the trustee knows to be so owned will be disregarded.

Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right to so act for the debt securities and that the pledgee is not us or any other obligor on the debt securities or any of our affiliates or other obligor.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into another entity or convey, transfer or lease our property and assets substantially as an entirety to any other entity, and we may not permit any entity to consolidate with or merge into us or convey, transfer or lease their properties and assets substantially as an entirety to us, unless:

▪
any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States, any State or the District of Columbia, and this successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture in a form satisfactory to the trustee;

▪	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, occurred and is continuing;

▪
if, as a result of this transaction, our property or assets become subject to a lien which is not permitted by the indenture, our successor or we, as the case may be, takes the necessary steps to secure the debt securities issued under the indenture equally and ratably with debt secured by the lien; and

▪	other conditions required under the indenture are met.
If we consolidate or merge into or if we convey, transfer or lease our assets substantially as an entirety, our successor will succeed to, and will be substituted for us under the indenture, and in this case, but not in the case of a lease, we will be relieved of all obligations and covenants under the indenture and debt securities.
Defeasance
Unless the applicable prospectus supplement or term sheet specifies otherwise, the following provisions relating to defeasance and discharge of debt, or relating to defeasance of some restrictive covenants under the indenture, will apply to the debt securities of any series, or to any specified part of a series.

The indenture contains a provision which permits us to elect:

▪	to defease and be discharged from all of our obligations, subject to limited exceptions, related to any series of debt securities then outstanding, which we refer to as legal defeasance; or

▪
to be released from our obligations under some restrictive covenants, including those described above under the section entitled “— Some Restrictive Covenants,” which we refer to as covenant defeasance.

To make this election, we must:

▪
deposit in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal, premium, if any, and interest in accordance with their terms, will provide sufficient money to repay in full the series of debt securities and any mandatory sinking fund payments on the respective maturities;

▪
deliver to the trustee an opinion of counsel as provided under the indenture, that holders of debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if this deposit, defeasance and discharge had not occurred; and

▪	comply with other conditions of the indenture.
If we exercised the legal defeasance option on any debt securities and these debt securities were declared due and payable because an event of default occurred, the amount of money and U.S. government obligations deposited in trust would be sufficient to pay the amounts due on the debt securities at the time of their respective maturities but may not be sufficient to pay the amounts due on the debt securities at acceleration resulting from the event of default. In that case, we would remain liable for the payments.
“U.S. government obligation” means:

▪	any security which is:

▪	a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged, or

▪
an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in case of either this bullet point or the previous bullet point, is not callable or redeemable at the option of the issuer; and

▪
any depositary receipt issued by a bank, as custodian for any U.S. government obligation which is specified in the first bullet point above and held by that bank for the account of the holder of the depositary receipt, or for any specific payment of principal or interest on any U.S. government obligation so specified and held, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian for the U.S. government obligation or the specific payment of principal or interest evidenced by the depositary receipt.

The Trustee
Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association) is the trustee under the indenture. The trustee may resign or be removed by the act of holders of a majority in principal amount of the securities of a series, with respect to one or more series of debt securities, and we may appoint a successor trustee to act for these series. If two or more persons are acting as trustee for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action described in this prospectus to be taken by the “trustee” may then be taken by each trustee for, and only for, the series of securities for which it is trustee.
In the ordinary course of business, Wells Fargo Bank, National Association and its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other transactions with us and our affiliates. Wells Fargo Bank, National Association is the syndication agent and a co-lender under our revolving credit facility and maintains customary banking relationships with us. In addition, to hedge our exposure on particular securities, we have from time to time entered into transactions involving derivative instruments, such as swaps, with Wells Fargo Bank, National Association. Wells Fargo Bank, National Association also serves as the transfer agent and registrar for our common stock and as the sponsor and administrator of our Shareowner Service Plus Plan direct investment program.
Governing Law
The indenture and the offered debt securities will be governed by, and construed under, the laws of the State of New York.
PLAN OF DISTRIBUTION
We may offer and sell the debt securities offered by this prospectus:

▪	through underwriters;

▪	through dealers;

▪	through agents;

▪	directly to one or more purchasers; or

▪	through some combination of these methods.
The applicable prospectus supplement or term sheet will describe the terms of the offering of any debt securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the offered debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement or term sheet. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement or term sheet specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any debt securities offered by this prospectus, we will sell those debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement or term sheet.

By Agents
We may also sell debt securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement or term sheet. Unless otherwise indicated in the prospectus supplement or term sheet, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell debt securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement or term sheet.
General Information
Underwriters, agents and dealers that participate in the distribution of the debt securities offered by this prospectus may be deemed underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act.
If the applicable prospectus supplement or term sheet so indicates, we will authorize underwriters, agents or dealers to solicit offers by some specified institutions to purchase offered debt securities from us at the public offering price specified in the prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, underwriters and agents who participate in the distribution of the offered debt securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
The offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.
In connection with an offering of our debt securities, underwriters, agents or dealers may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF DEBT SECURITIES
The validity of the offered debt securities will be passed upon for us by Hunton & Williams LLP. Certain matters of Florida law will be passed upon for us by Anthony G. Morrow, Esq., our Senior Vice President, Division General Counsel, Securities & Finance. As of September 30, 2016, Anthony G. Morrow owned 3,141 shares of our common stock, 3,042 unvested Darden performance share units that may settle in shares of our common stock, 21 shares of our common stock held through a partnership and held options to purchase 38,208 shares of our common stock, 16,613 of which are unvested. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Darden Restaurants, Inc. as of May 29, 2016 and May 31, 2015, and for each of the years in the three-year period ended May 29, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of May 29, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT DARDEN
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and their copy charges. You may also obtain copies of our SEC filings at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005. For further information on obtaining copies of Darden’s public filings at the New York Stock Exchange, you should call 1-212-656-3000. Information about us, including our SEC filings, is also available at our Internet site at http://www.darden.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.
The SEC allows us to incorporate by reference into this prospectus the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (excluding any documents or portions of documents not deemed to be filed):

▪	Our Annual Report on Form 10-K for the year ended May 29, 2016;

▪	Our Quarterly Report on Form 10-Q for the quarter ended August 28, 2016; and

▪	Our Current Reports on Form 8-K filed with the SEC on July 5, 2016, September 28, 2016 and October 4, 2016 (two reports).
We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.darden.com or request them in writing or by telephone at the following address or telephone number:
Investor Relations
Darden Restaurants, Inc.
1000 Darden Center Drive
Orlando, Florida 32837
1-407-245-6458
You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or term sheet relating to the offered debt securities. We have not authorized anyone to provide you with different information. We are not offering to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Printing and engraving expenses		**
Accountants’ fees and expenses		**
Fees and expenses of Trustee and counsel		**
Rating agency fees and expenses		**
Miscellaneous expenses		**

Total	$	**

* The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Florida law contains provisions permitting and, in some situations, requiring Florida corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. Our articles of incorporation and bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advancement and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. Our articles of incorporation also provide that if Florida law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further shareholder action, to the fullest extent permissible under Florida law as so amended.
In addition, our articles of incorporation and bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We maintain such insurance coverage for our officers and directors, as well as insurance coverage to reimburse Darden for potential costs of our corporate indemnification of officers and directors.
Item 16.    Exhibits.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement with respect to the Debt Securities.
4.1
Indenture dated as of January 1, 1996 between the Registrant and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association). Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Commission File No. 333-146582) filed October 9, 2007.

4.2	Proposed form of Debt Securities (included as part of Exhibit 4.1).
5.1**	Opinion of Hunton & Williams LLP.

5.2**	Opinion of Anthony G. Morrow, Esq.
12.1
Computation of Ratio of Consolidated Earnings to Fixed Charges.  Incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2016 (Commission File No. 001-13666) filed July 25, 2016.

23.1**	Consent of KPMG LLP.
23.2**	Consent of Hunton & Williams LLP (included in Exhibit 5.1).
23.3**	Consent of Anthony G. Morrow, Esq. (included in Exhibit 5.2).
24.1**	Powers of Attorney.
25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association).

_______________

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

**	Filed herewith.
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 6th day of October, 2016.
DARDEN RESTAURANTS, INC.
By:/s/ Eugene I. Lee, Jr.

Eugene I. Lee, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of October, 2016.

Signature	Title
/s/ Eugene I. Lee, Jr.
Eugene I. Lee, Jr.	Director, President and Chief Executive Officer (principal executive officer)
/s/ Ricardo Cardenas
Ricardo Cardenas	Senior Vice President, Chief Financial Officer (principal financial officer)
/s/ John W. Madonna
John W. Madonna	Senior Vice President, Corporate Controller (principal accounting officer)
By:    /s/ Anthony G. Morrow
Anthony G. Morrow

Attorney-in-Fact for:

Margaret Shân Atkins	Director
Bradley D. Blum	Director
James P. Fogarty	Director
Cynthia T. Jamison	Director
William S. Simon	Director
Charles M. Sonsteby	Chairman of the Board and Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement with respect to the Debt Securities.
4.1
Indenture dated as of January 1, 1996 between the Registrant and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association). Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Commission File No. 333-146582) filed October 9, 2007.

4.2	Proposed form of Debt Securities (included as part of Exhibit 4.1).
5.1**	Opinion of Hunton & Williams LLP.
5.2**	Opinion of Anthony G. Morrow, Esq.
12.1
Computation of Ratio of Consolidated Earnings to Fixed Charges. Incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2016 (Commission File No. 001-13666) filed July 25, 2016.

23.1**	Consent of KPMG LLP.
23.2**	Consent of Hunton & Williams LLP (included in Exhibit 5.1).
23.3**	Consent of Anthony G. Morrow, Esq. (included in Exhibit 5.2).
24.1**	Powers of Attorney.
25.1**
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association).

_____________

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

**	Filed herewith.